Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]



Check the appropriate box:

[ ]	Preliminary Proxy 	[ ]	Confidential, for Use of the

	   Commission Only (as permitted by Rule 14a-6(e)(2)

[X]	Definitive Proxy Statement

[ ]	Definitive Additional materials

[ ]	Soliciting material Pursuant to Rule 14a-11(c)	or Rule 14a-12



                     S&T BANCORP, INC.

(Name of Registrant as Specified In Its Charter)



(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):



[x]	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

[ ]	$500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).

[ ]	Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.



	1) Title of each class of securities to which transaction applies.

	2) Aggregate number of securities to which transaction applies:

	3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4) Proposed maximum aggregate value of transaction:

	5) Total fee paid:



[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



	1) Amount Previously Paid:

	2) Form, Schedule or Registration Statement No.:

	3) Filing Party:

	4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

S&T Bancorp, Inc.

800 Philadelphia Street

Indiana, Pennsylvania 15701



Notice is hereby given that the Annual Meeting of

Shareholders of S&T Bancorp, Inc. will be held at the

Fifth Street Training Center of S&T Bank, 355 North

Fifth Street, Indiana, Pennsylvania, on Monday, April

15, 1996, at 10:00 a.m., for the purpose of voting on

the following matters:



1.	The election of six directors to serve for a period

of three years or until their successors are elected

and shall qualify.



2.	The ratification of Ernst & Young LLP, Certified

Public Accountants, as  independent auditors of the

Corporation and its subsidiaries for 1996.



3.	To transact such other business as may

properly come before the meeting or any adjournment or

postponement thereof.



Only those shareholders of record at the close of

business on March 1, 1996 shall be entitled to notice

of and to vote at the meeting.





WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING

IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE

ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU

DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND

VOTE YOUR SHARES IN PERSON.



By Order of the Board of Directors







James G. Barone, Secretary





March 15, 1996

S&T Bancorp, Inc.

800 Philadelphia Street

Indiana, Pennsylvania 15701

ANNUAL MEETING OF SHAREHOLDERS OF

S&T BANCORP, INC.

 Date to be mailed: March 15, 1996

PROXY STATEMENT



This proxy is furnished in connection with the

solicitation by the Board of Directors of S&T Bancorp,

Inc. (Corporation) of proxies to be used at the Annual

Meeting of the Shareholders Monday, April 15, 1996, at

10:00 a.m. at the Fifth Street Training Center of S&T

Bank (Bank), 355 North Fifth Street, Indiana, PA, and

at any adjournment thereto.



The annual report of the Corporation for the year

ended December 31, 1995 is being mailed with this

statement.





The cost of solicitation of proxies will be borne by

the Bank. Solicitation is being made by mail, and if

necessary may be made in person or by telephone,

telegram or special letter by officers or regular

employees of the Corporation or the Bank, acting

without compensation other than regular compensation.





VOTING - REVOCATION OF PROXIES



Each Proxy may be revoked at any time prior to its use

at the meeting by, among other methods, giving written

notice to James G. Barone, Secretary of the

Corporation. A subsequently dated Proxy will, if

presented to the Secretary of the Corporation, revoke

a prior dated Proxy. Any Shareholder of the

Corporation may attend the meeting and vote in person

whether or not he has previously given a Proxy. Where

a choice is specified in the Proxy, with respect to

the election of directors, the shares represented by

the Proxy will be voted in accordance with such

specification. IF NO SPECIFICATION IS GIVEN, SHARES

REPRESENTED BY PROXIES WILL BE VOTED FOR PROPOSALS 1,

2, and 3.



Holders of record of the Corporation's common stock at

the close of business on March 1, 1996 (Record Date)

are entitled to notice of and to vote at the meeting.

At the close of business on the Record Date, there

were  11,149,283 shares of the Corporation's common

stock outstanding. Each share of common stock out-

standing on the Record Date is entitled to one vote on

all matters to come before the meeting and holders do

not have cumulative voting rights with respect to the

election of directors.

PRINCIPAL BENEFICIAL OWNERS OF COMMON STOCK



As of January 31, 1996, the Trust Department of the

Bank held, in various fiduciary capacities, 1,503,512

shares of the Corporation's common stock. These

holdings represent 13.4% of the total outstanding

shares. The Trust Department has sole voting power for

923,388 of these shares and no voting power for

580,124 of these shares. It is the intention of

management to vote the shares for which it has sole

voting power FOR the matters to be acted upon. The

Corporation is not aware of any other person who

beneficially owns more than five percent of any class

of securities of the Corporation.



BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS



The following table sets forth, as of January 31,

1996, the amount and percentage of the common stock of

the Corporation beneficially owned by each director,

each nominee for director, named Executive Officers of

the Corporation and directors and Executive Officers

of the Corporation as a group.


                              Number of Shares
                              of Common Stock     Percentage of
Directors,                   Beneficially Owned(A)  Shares of
Executive Officers		                              Common Stock
and Nominees*	               Direct	    Indirect	    Owned
R.C. Bachelier	              20,550       18,050	     0.34

James G. Barone	             20,578	                 	0.18

Thomas A. Brice	             30,599	      19,899	     0.45

Forrest L. Brubaker	         43,923		                 0.39

James L. Carino	             70,725	      19,258	     0.81

John J. Delaney	             15,420	      19,116	     0.31

Robert D. Duggan*	           70,548	       6,338	     0.68

Thomas W. Garges, Jr.	        3,934                   0.03

William J. Gatti *	          12,109	       1,400	     0.12

Herbert L. Hanna*	           72,908	      68,000	     1.25

Paul B. Johnston*	            8,334		                 0.07

Joseph A. Kirk	              18,203	       1,883	     0.18

David L. Krieger	            22,625		                 0.21

Samuel Levy*	                11,567	      57,554	     0.61

James C. Miller              45,966	       2,498	     0.43

W. Parker Ruddock	           26,780		                 0.24

Bruce W. Salome	             20,491		                 0.18

Charles A. Spadafora*	       19,357	       7,553	     0.24

Christine J. Toretti	        18,329	      79,924	     0.87

Harold W. Widdowson	          8,140		                 0.07

Directors and Executive
Officers as a group         635,824	     301,835	     8.34

(A) Beneficially owned shares include
nonstatutory stock options vesting within
60 days of Proxy Mailing Date.

BOARD OF DIRECTORS' FEES

Non-employee members of the Board of Directors are

compensated at the rate of $2,500 per year plus $500

per meeting attended. Directors are paid $150 to $200

for attendance at Board Committee Meetings.



In December 1995, each member of the Board of

Directors who was not an employee of the Corporation

was granted an option to acquire up to 2,500 shares of

common stock of the Corporation at an exercise price

of $26.25.



RETIREMENT PLAN



The S&T Bank Retirement Plan (Retirement Plan) covers

all eligible employees and provides a monthly

retirement income for employees and their spouses.



The following table shows the estimated annual benefit

payable upon a normal retirement date to persons in

specified remuneration and years of service

classifications for the Retirement Plan. This benefit

is payable in addition to social security and is

calculated based upon the participant's average annual

regular earnings for the highest five consecutive

years in the last ten.

Average Compensation     Annual Benefit Upon Retirement
for the Highest Five     with Years of Service Indicated
Consecutive Years in
the Last Ten


	                15	     20       25       30      35
$30,000	    $ 4,905 $ 6,540	 $ 8,175	 $ 9,810 $11,445

 55,000	     10,530	 14,040	  17,550	  21,060	 24,570

100,000	     20,655	 27,540	  34,425	  41,310	 48,195

150,000	     31,905	 42,540	  53,175	  63,810	 74,445

200,000	     43,155	 57,540	  71,925	  86,310	100,695

250,000	     54,405	 72,540	  90,675	 108,810	126,945

As of December 31, 1995, years of credited

service and five year average of covered

compensation for Executive Officers is as follows:

	                               Years of	         5 Year Average of
                           	Credited Service	    Covered Compensation
R. D. Duggan (1)	                  15	              $279,630

J. C. Miller	                      24	               178,208

D. L. Krieger	                     11	               125,174

J. G. Barone	                       4	               120,901

B. W. Salome	                       4	               120,220

(1) See also "Agreements with Executive
Officers" for discussion of additional
retirement arrangements for Mr. Duggan.



The Bank also maintains a Profit Sharing/Employee

Stock Ownership Plan (ESOP) with 401(k) provisions in

which all employees may participate with elective

salary deferrals. On December 30, 1988, the ESOP

acquired 280,000 shares of the Corporation's common

stock which are being allocated to employee accounts

over a seven to ten year period. In 1995, the Bank

made monthly contributions equal to two percent of the

eligible participants' compensation, a matching

contribution based upon the employees' 401(k)

contribution up to two percent of eligible

compensation and an additional four percent

contribution at year end based on Bank performance. In

1996, the Bank's contributions will be based upon a

matching contribution up to three percent and a year

end contribution indexed to earnings per share

performance. The year end contribution is expected to

range between 2% and 6%.



Effective January 1, 1994, federal tax laws lowered

the amount of annual compensations that may be

considered in calculating benefits payable from

qualified retirement plans to $150,000 (subject to

index adjustments in future years). In addition,

401(k) contributions by employees are restricted by

"highly compensated employee" formulas. In order that

Bank officers not lose benefits they would normally

have been entitled to receive, non-qualified plans

were approved to accumulate the benefits which would

have accrued in the Retirement Plan and Profit Sharing

/ESOP Plan were it not for the impact of the eligible

compensation restrictions.



Other benefits generally provided to all officers and

full-time employees include a medical reimbursement

plan, a dental plan, a vision care plan, a long-term

disability income plan and life insurance. No outside

director is provided these benefits.



REMUNERATION OF EXECUTIVE OFFICERS



The following table provides information concerning

remuneration of the five highest compensated Executive

Officers during 1995.

	                        Annual Compensation	         Long Term Compensation
			                                         Other
                                       	    Annual     Options  All Other
Name	             Year	     Salary	Bonus Compensation     SARS  Compensation

	                                              (A)	     (B)	          (C)
R. D. Duggan	     1995	   $340,000    -	     $16,299	  21,000	       $27,200
Chairman, Chief   1994     317,301    -	      15,688	  18,000	        25,384
Executive Officer	1993     286,896   	-       15,560   18,000	        18,200
and Director

J. C. Miller	     1995	    215,000	   -	       9,491	  15,000	        17,200
Executive Vice	   1994	    200,301   	-	       8,879  	12,000	        16,024
President and	    1993	    183,934   	-	       8,293	  12,000	        11,600
Director

D. L. Krieger 	   1995	    130,000	$20,000	    8,021	  10,000	         9,000
Vice President	   1994	    118,865	 20,000	    7,337	   6,000	         8,320
                 	1993	    107,100	 20,000	    7,417	   6,000	         8,255

J. G. Barone	     1995	    127,800	 10,000	    6,762	  10,000	        10,728
Secretary and    	1994	    112,500	 10,000	    6,126	   6,000	         9,800
Treasurer	        1993	    110,800	 10,000	    6,144	   6,000	         7,540

B. W. Salome	     1995	    123,500	 10,000	    8,626	  10,000	        10,794
Vice President	   1994     116,500	 10,000	    7,708	   6,000	        10,120
                 	1993	    110,000	 10,000	    9,408	   6,000	         7,917

NOTES TO COMPENSATION TABLE



A. Other Annual Compensation includes expense related

to providing life, disability and health insurance,

any personal use of company cars and reimbursement of

any taxes incurred from relocation payments.



B. The Corporation adopted an Incentive Stock Plan

(Plan) that was approved by the Board of Directors on

December 21, 1992 and approved by the shareholders on

April 19, 1993 and an Amendment and Restatement of

the Plan was approved by the Board of Directors on

October 17, 1994 and approved by shareholders on April

17, 1995. Stock option grants were at $17.25, $19.00

and $26.25 per share in 1993, 1994 and 1995,

respectively. Options granted to other Executive

Officers as a group were 22,000 shares in 1993, 32,000

shares in 1994 and 36,000 shares in 1995.



C. Includes contributions by the Bank to the

401(k)/Thrift Plan and to non-qualified benefit plans

that were established in order that Executive Officers

not lose benefits which would normally have accrued in

qualified plans prior to the change in tax laws on

January 1, 1994 that lowered the compensation

calculation base to $150,000 and limitations related

to highly compensated employees.



AGREEMENTS WITH EXECUTIVE OFFICERS



In 1985, the Corporation entered into an employment

agreement with its President and Chief Executive

Officer, Robert D. Duggan until December 31, 1995, in

consideration of a base salary of not less than

$150,000 per year.   In return, Mr. Duggan agreed

that, for so long as he is receiving any payment under

this agreement, he will not engage in or have a

financial interest in any business competing with the

Corporation.



The employment agreement entered into by the

Corporation and Robert D. Duggan also provides that if

Mr. Duggan's employment is terminated due to

disability or retirement, he or his spouse shall

receive annually, for ten years, a supplemental

disability or supplemental retirement benefit in an

amount sufficient to provide fifty percent (50%) of

the average annual base salary he received during the

last three consecutive years of his active employment

with the Corporation. On October 17, 1994, the

employment agreement was amended and restated to

extend the term until December 31, 1997 and expand the

annual payout period from 10 years to the actual

number of whole years Mr. Duggan has been employed by

the Corporation since December 15, 1980. The

retirement arrangement of the employment agreement is

unfunded.



In December, 1994, the Corporation entered into change

in control agreements with the five highest

compensated Executive Officers of the Corporation:

Mssrs. Duggan, Miller, Salome, Barone and Kreiger.

Each Agreement provides that if the executive is

terminated within one year following the occurrence of

certain "changes in control" of the Corporation or of

the Bank (as defined in each Agreement) that were not

preapproved by the Board of Directors of the

Corporation, or if the executive voluntarily

terminates his employment with the Corporation under

certain specified circumstances following a change in

control, the Executive Officers will be entitled to

receive a lump-sum cash payment based on the

executive's salary immediately preceding the change in

control and to receive certain continuing Corporation

benefits. In the case of Messrs. Duggan or Miller, the

lump sum cash payment would equal three times his

annual base salary immediately preceding the change in

control; for each of the other Executive Officers, the

cash payment would equal his annual base salary

immediately preceding the change in control.

Board Compensation Committee Report On Executive Compensation



Executive compensation decisions are made by the four

member Compensation and Benefits Committee (Committee)

of the S&T Bancorp, Inc. Board of Directors (Board).

Each member of the Committee is a non-employee

director. All decisions relating to the compensation

of Executive Officers are reviewed by the Board,

except for decisions about awards under the Incentive

Stock Plan, which must be made solely by the Committee

in order for the grants or awards under such plans to

satisfy Exchange Act Rule 16b-3. The report set forth

below is submitted by Messrs. Levy (Chairman), Brice,

Garges and Ruddock, in their capacity as Committee

members, addressing the Corporation's compensation

policies for 1995 as they affected Mr. Duggan,

Chairman and Chief Executive Officer, and the four

highest compensated Executive Officers of the

Corporation in 1995 (collectively "Senior

Executives").



The Committee, in its executive compensation

decisions, considered overall corporate performance as

well as individual initiative and achievements. The

policy of the Committee is to provide competitive

levels of compensation that integrate pay with the

Corporation's performance goals, reward above average

performance and assist the Corporation in attracting

and retaining qualified executives. Targeted levels of

compensation are set at levels that the Committee

believes to be consistent with others in the industry

that have similar responsibilities, with the Senior

Executives' actual compensation packages increasingly

being weighted toward programs contingent upon the

Corporation's level of long term (three years or

greater) performance. As a result, the Senior

Executives' actual compensation levels in any

particular year may be above or below those of the

Corporation's competitors, depending on the

Corporation's performance. The Committee typically

examines salaries and performance levels of a group of

twelve to fifteen Pennsylvania peer banks as well as

the SNL Securities Bank Performance Report and the SNL

Executive Compensation Review for Commercial Banks.



The Committee continues to endorse the position that

stock ownership by management and stock-based

performance compensation arrangements are beneficial

in aligning management's and shareholders' interests.

The Incentive Stock Plan is considered to be an

important element in designing the compensation

packages of the Corporation's Senior Executive

Officers.



The Committee's general approach in setting the Chief

Executive Officer's annual compensation is to seek to

be competitive with compensation paid to other chief

executive officers, with a similar scope of

responsibilities, by other companies in the industry

based upon long term performance. The Committee

typically compares CEO salary levels and performance

against the same twelve to fifteen Pennsylvania peer

banks discussed above. We have also reviewed salary

information compiled by both regional and national

benefit consultants for comparison purposes.



Mr. Duggan's cash compensation for 1995 increased over

the 1994 level by 7.2 percent. In setting Mr. Duggan's

compensation, the Committee considered the

Corporation's current year and long term performance

against both local competition and a national peer

group of companies in the same business.



Particular emphasis was placed upon the Corporation's

success in meeting its earnings per share, return on

equity and asset quality goals in 1995 as well as the

assessment of Mr. Duggan's individual performance. The

Committee also considered the performance of the

Corporation's stock during 1995 and Mr. Duggan's role

in promoting the long term strategic growth of the

Corporation.

In December 1995, the Committee granted Mr. Duggan

nonstatutory stock options for 21,000 shares of common

stock with an exercise price equal to the market price

on the date of the grant.



These options are exercisable after six months and

within ten years of the date of the grant. The

Committee believes that this award together with last

year's award of 18,000 shares will encourage long term

performance and promote management retention. In

addition to the options, Mr. Duggan currently owns

24,886 shares of the Corporation's stock. This

significant interest in the Corporation's common stock

is considered to be beneficial to the common interests

of shareholders and management.



Submitted by the Compensation and Benefits Committee

of the S&T Bancorp, Inc. Board of Directors:



Samuel Levy (Chairman); Thomas Brice; Thomas Garges;
Parker Ruddock

Five - Year Cumulative Total Return
S&T Bancorp, Inc.
S&P 500 Index and KBW 50 Index (A)



Index of Total Returns

             KBW 50       S&P 500        STBA


90Q4         100.00        100.00      100.00

91Q1         127.30        114.46      101.54

91Q2         134.26        114.23      104.70

91Q3         155.93        120.30      111.55

91Q4         158.27        130.32      115.19

92Q1         168.68        127.02      125.50

92Q2         178.46        129.44      175.24

92Q3         174.42        133.51      164.79

92Q4         201.68        140.24      191.63

93Q1         216.78        146.36      234.20

93Q2         216.37        147.07      220.43

93Q3         222.72        150.87      251.67

93Q4         212.88        154.37      253.55

94Q1         209.08        148.52      269.54

94Q2         224.80        149.14      268.12

94Q3         220.00        156.43      306.02

94Q4         202.02        156.41      297.67

95Q1         229.07        171.64      292.87

95Q2         261.83        188.02      350.42

95Q3         303.96        202.96      371.52

95Q4         323.56        215.19      456.38


(A) The Keefe, Bruyett & Woods, Inc. (KBW) 50 is made up of fifty of the nation's most important banking companies, including all money center and most regional banks.

STOCK OPTION PLAN ANTICIPATED BENEFITS



The following table is presented to show proposed

benefits to the CEO and the four most highly

compensated Executive Officers. The potential

realizable value is calculated assuming annual

increases to the total return (market value

appreciation, plus dividends) of the Corporation's

common stock of 5% and 10%.



		                                               Potential Realizable
	                                                  Value at Assumed
	                                                Annual Rates of Stock
	                                               Price Appreciation for
	                                                     Option Term
	               Options	 % of
	               Granted	Total Exercise	 Expiration
                	1995	 Granted	 Price	    Date	       5%	        10%
R. D. Duggan	   21,000	  13%	  $26.25	  12/18/05	  $346,710	  $878,430
J.C. Miller	    15,000	   9	    26.25	  12/18/05	   247,650	   627,450
D. L. Krieger	  10,000	   6	    26.25	  12/18/05	   165,100	   418,300
J. G. Barone	   10,000	   6	    26.25	  12/18/05	   165,100	   418,300
B. W. Salome	   10,000	   6	    26.25	  12/18/05	   165,100	   418,300


The table below shows information about option

holdings for Executive Officers at year end

on an aggregate basis.


AGGREGATED OPTIONS/SAR EXERCISED IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTIONS/SAR VALUES (A)



		                                        Value of Unexercised
	              Number of Unexercised	        In-The-Money
	             Options/SARs at Fiscal	   Options/SARs at Fiscal
	                  Year-End (B)	             Year-End (B)
            	Exercisable	Unexercisable	Exercisable	Unexercisable
 R. D. Duggan	 52,000	      21,000      $715,420      $89,250

J. C. Miller	  30,000	      15,000	      398,220	      63,750

D. L. Krieger	 16,000	      10,000	      215,980	      42,500

J. G. Barone	  16,000	      10,000	      215,980	      42,500

B. W. Salome	  16,000	      10,000	      215,980	      42,500


(A): No stock options were exercised in 1995.



(B): The numbers set forth in these columns

represent nonstatutory stock options.

There have been no SARs issued pursuant to the Plan.



TRANSACTIONS WITH MANAGEMENT AND OTHERS



The Bank has made and expects to make in the future,

extensions of credit in the ordinary course of

business to certain directors and officers. These

loans are made on substantially the same terms,

including interest rates, collateral and repayment

terms, as those prevailing at the same time for

comparable transactions with others. Such loans did

not involve more than normal risk of collectibility or

present unfavorable features.





On October 1, 1986, the Bank entered into an agreement

to lease, from Director Toretti and her husband as

trustees under an irrevocable trust, a building and

land which is used as the Bank's North Fourth Street branch and operations center. The terms of the agreement provide for payment of $10,000 per month for

the first five years and options to renew for four,

five year terms with rent for each option term to be

the rent from the previous term, plus five percent. On

October 1, 1991 the Bank exercised its first option at

$10,500 per month.



On August 1, 1992 the Bank entered into an agreement

to lease from S.W. Jack Drilling Company, controlled

by Director Toretti, a building used for the S&T Bank

Trust Department and other executive offices. The

terms of the agreement provide for monthly payments of

$6,500 for three years and the option to lease

additional space on the second floor with additional

monthly payments of $7,350. The agreement also

provides S&T Bank with renewal options for four

additional successive terms of three years each, with

rent for each renewal option to be the rent from the

previous term plus five percent. On July 1, 1993, the

Bank exercised the option for the second floor space

at the S.W. Jack Building. On August 1, 1995 the bank

exercised the first renewal option with a new,

combined monthly rent of $14,543.



On January 31, 1992 the Bank entered into a limited

partnership arrangement with RCL Partners, Inc. for

the construction of thirty apartments in Indiana,

Pennsylvania targeted for senior citizens. Total

investment by the Bank was $1,761,766 and entitled the

Bank to certain tax credits, tax depreciation benefits

and a share of cash flows under the Internal Revenue

Service Section 42 program. Director Delaney (and

affiliated parties) and Director Gatti (and affiliated

parties) each hold a one third interest in RCL

Partners, Inc.



During 1995, the Bank made payments for purchases of

goods and services from companies owned or controlled

by Director Donnelly, Director Brice and Director

Spadafora for $127,898, $123,081 and $66,578,

respectively.





CERTAIN BUSINESS RELATIONSHIPS



During 1995, the Bank acquired automobile loans on a

third party basis from companies owned by Director

Delaney and from companies owned by Director

Spadafora. These loans were acquired on substantially

the same terms as those prevailing at the same time

for comparable transactions with others.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION





Regulations require the disclosure of any related party

transactions with members of the Compensation

Committee. During 1995, the Bank made payments of

$123,081 to a company owned by Director Brice for the

purchase of furniture and other equipment. The Bank

has made and expects to make in the future, extensions

of credit in the ordinary course of business to

members of the Compensation Committee. These loans are

made on substantially the same terms, including

interest rates, collateral and repayment terms, as

those prevailing at the same time for comparable

transactions with others. Such loans did not involve

more than normal risk of collectibility or present

unfavorable features.

ELECTION OF DIRECTORS

 (Proposal 1)



The bylaws of the Corporation provide that the number

of directors constituting the Board of Directors shall

consist of not less than twelve nor more than

twenty-five. The Articles of Incorporation of the

Corporation provide for the classification of

directors into three classes, as nearly equal in

number as possible, with approximately one third of

the directors elected annually for three year terms.

Certain information about the Nominees (Class 3

Directors), whose terms will expire in 1996, and who

are presently members of the Board of Directors of the

Corporation and the Bank, is set forth below:

		                                Principal Occupation	       Director
Name	                Age	          During Past 5 Years	          Since
Robert D. Duggan (1)	 63	  Chairman and Chief Executive Officer	  1981
		                         of the Corporation and the Bank

William J. Gatti	     54   President and Chief Executive Officer 	1993
		                         of Gatti Services, Inc.

Herbert L. Hanna(1)(2)66   M.D. (Family Practice)	                1986

Paul B. Johnston	     69	  Doctor of Dental Surgery	              1980

Samuel Levy (1) (3)	  57	  President, Jefferson Wholesale
                           Grocery	                               1977

Charles A. Spadafora	 54	 President, Colonial Motor Mart	         1987


Certain information about the directors

whose terms continue (Class 1 and Class

2 Directors), who are directors of the

Corporation and the Bank, is set forth

below:

Class 1 Directors whose terms expire in 1997:

		                                   Principal Occupation	         Director
Name                     Age          During Past 5 Years            Since
R.C. Bachelier (1)(5)	   70	   Retired, Formerly Vice Chairman of	   1983
		                             the Corporation and the Bank

Forrest L. Brubaker(1)(2)68    Retired, Formerly Chairman of	        1987
		                             the Board of Directors of the Corporation
		                             and the Bank

John J. Delaney (2)	     54	   President, Delaney Chevrolet,
                               Buick,Honda	                          1987

W. Parker Ruddock (1) (3)67    Judge of the Court of Common	         1977
		                             Pleas of Indiana County, Pennsylvania

Christine J.Toretti(1)(2)39    President, S.W. Jack Drilling
                               Company and	                          1984
		                             Partner, C&N Company, Gas Drillers and Producers

CLASS 2 DIRECTORS WHOSE TERMS EXPIRE IN 1998:

		                               Principal Occupation	           Director
Name                       Age   During Past 5 Years	             Since
Thomas A. Brice (1)(2)(3)	  55	   General Manager, Douds, Inc.	   1980
		                                Retail Home Furnishings

James L. Carino (1)	        63	   President, J.L. Carino Nurseries,
                                  Inc.	                           1987

Thomas W. Garges, Jr.(1)(3) 56   President and Chief Executive
                     (4)         Officer,	                        1991
		                               Rochester & Pittsburgh Coal Company;
		                               Formerly Executive Vice President,
		                               Elk River Resources

James C. Miller (1)	        50	  Executive Vice President 	       1993
		                               of the Corporation,
		                               President and Chief Operating Officer
		                               of the Bank

Harold W. Widdowson	        68	  Retired, Formerly President and 	1980
		                               Treasurer, Widdowson's Jewelers, Inc.

Joseph A. Kirk	             56	  President, Beaver Meadow         1993
                                 Creamery, Inc.

NOTES TO LISTING OF DIRECTORS ON PAGES 12 AND 13

(1) Members of the Executive Committee of the Bank and

Corporation. This committee, which is appointed

annually by the Board of Directors, has authority to

take action between meetings of the Board of Directors

with respect to matters which a majority of the

committee considers necessary to be addressed prior to

the next meeting of the Board of Directors. This

committee had five meetings during 1995.



(2) Members of the Audit Committee of the Bank and

Corporation. The Audit Committee had four meetings

during 1995. The committee supervises the internal

audit activities of the Bank and also supervises and

directs the activities of the Corporation's

independent auditors. Another function of the

committee is to recommend the services of a reputable

certified public accounting firm to perform the annual

audit. The committee receives and reviews reports of

auditors and examiners and presents them to the Board

of Directors with comments and recommendations.



(3) Members of the Compensation and Benefits Committee

of the Bank and Corporation. This committee's function

is to recommend to the Board of Directors action on

compensation and benefit changes brought to it by

management. The committee held two meetings during

1995.



(4) Mr. Garges is a director of a company that has a

class of securities registered under the Securities

Exchange Act of 1934.



(5) S&T Bylaws require mandatory director retirement

at the Annual Meeting following the 70th birthday of

the director. As such, Director Bachelier will retire

from the Board at the April Meeting.  The Board

currently anticipates that it will reduce the size of

the Board by one member at the April Meeting.



The Board does not have a nominating committee.



During 1995, the Board of Directors of the Corporation

held twelve meetings. All directors attended at least

75% of the meetings of the board and committees.

RELATIONSHIP WITH INDEPENDENT AUDITORS

(Proposal 2)



The Board of Directors considers it desirable that its

appointment of the firm of Ernst & Young LLP, One

Oxford Centre, Pittsburgh, Pennsylvania 15219, as

independent auditors of the Corporation and its

subsidiaries for the year 1996, be ratified by the

shareholders.



Professional services provided to the Corporation and

the Bank by Ernst & Young LLP for the year 1995 were

the audit of the financial statements and assistance

with certain accounting, reporting and tax matters

relative to the operations of the Corporation and the

Bank. A representative of Ernst & Young LLP is

expected to be present at the annual meeting with the

opportunity to make a statement if he so desires and

to respond to appropriate questions.



COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT



Section 16(a) of the Securities Exchange Act of 1934

requires the Corporation's directors and Executive

Officers, and persons who own more than ten percent of

the Corporation's stock, to report to the Securities

and Exchange Commission ("SEC") certain of their

transactions with respect to the Corporation's stock.

The SEC reporting rules require that changes in

beneficial ownership generally be reported on Form 4

within ten days of the month in which the change

occurs, except certain types of changes may be

reported on a Form 5 within 45 days of the end of the

year in which the change occurs. During 1995, all

directors and Executive Officers timely filed all

changes in beneficial ownership.



SHAREHOLDERS' PROPOSALS



Proposals of Shareholders intended to be presented at

the Annual Meeting to be held in 1997 must be received

by the Corporation no later than November 13, 1996 for

inclusion in the proxy statement and form of proxy

relating to the 1997 meeting.

OTHER MATTERS



As of the date of this proxy statement no matters

other than those set forth in the Notice of Meeting

are expected to be presented to shareholders for

action at this meeting. However, if any further

business should properly come before the meeting, it

is the intention of the persons named in the

accompanying proxy to vote on such business in

accordance with their best judgment.



By Order of the Board of Directors



James G. Barone, Secretary



UPON WRITTEN REQUEST TO THE SECRETARY OF THE

CORPORATION AT S&T BANCORP, INC., 800 PHILADELPHIA

STREET, INDIANA, PENNSYLVANIA 15701, BY ANY

SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY, THE

CORPORATION WILL FURNISH A COPY OF ITS 1995 ANNUAL

REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE

COMMISSION, TOGETHER WITH FINANCIAL STATEMENTS AND

SCHEDULES THERETO, WITHOUT CHARGE TO THE SHAREHOLDER

REQUESTING SAME.





March 15, 1996

PROXY

S&T BANCORP, INC.

800 Philadelphia Street

Indiana, PA  15701



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned appoint Ruth B. Wells, James B. George and Delbert M. Baker or either of them with full power of substitution, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of S&T Bancorp, Inc. held on record by the undersigned on March 1, 1996, at the annual meeting of shareholders to be held at 10:00 AM on Monday, April 15, 1996, at the Fifth Street Training Center of S&T Bank, 355 North Fifth Street, Indiana, PA or any adjournment thereof.



1. ELECTION OF SIX DIRECTORS FOR A THREE-YEAR TERM:



	   FOR	             WITHHOLD

all nominees listed  AUTHORITY

above (except	    to vote for all

as marked to 	    nominees listed

the contrary)	        above

	    [ ]	              [ ]



Robert D. Duggan, William J. Gatti, Herbert L. Hanna, Paul B.
Johnston, Samuel Levy, Charles A. Spadafora

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)



2. Proposal to rally the appointment of Ernst & Young LLP as the independent auditors for the Corporation and its subsidiaries for 1996.



	FOR	AGAINST	ABSTAIN

	[ ]	  [ ]	   [ ]



3. In their discretion, the Proxies are authorized to vote upon such other business as may property come before the meeting.





THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.



Please sign exactly as name appears to left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.